                                                             EXHIBIT 10.5


               FIRST AMENDMENT TO EMPLOYMENT CONTINUITY AGREEMENT
               --------------------------------------------------


     THIS AGREEMENT, made this 1st day of June, 1999, by and between CBI HOLDING COMPANY, a West Virginia corporation (hereinafter referred to as "Company"), party of the first part, and WILLIAM E. MILDREN, JR. (hereinafter referred to as "Executive"), party of the second part.
     WHEREAS, Commercial Bancshares, Incorporated, the predecessor corporation to the Company, and the Executive heretofore entered into an Employment Continuity Agreement dated November 1, 1996 ("Employment Continuity Agreement"), and
     WHEREAS, the Company succeeded to the obligations of Commercial Bancshares, Incorporated, under the terms of said Employment Continuity Agreement by merger on March 31, 1998, which triggered the Change in Control provisions of said Employment Continuity Agreement thereby extending the term of said Agreement for a period of thirty-six (36) months from March 31, 1998, and
     WHEREAS, the Company and the Executive desire to make certain mutually agreeable changes to the Employment Continuity Agreement whereby the Executive will reduce his normal work week to 3-1/2 days, running Monday through Thursday at noon and in return for such reduced work week, his base compensation shall be reduced from Two Hundred Twenty Thousand Dollars ($220,000.00) to One Hundred Fifty Thousand Dollars ($150,000.00) and the term of the Agreement will be extended for an additional year to expire on March 31, 2002.
     NOW, THEREFORE, THIS AGREEMENT WITNESSETH: That for and in consideration of the mutual covenants and conditions hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Paragraphs 2(a) and 3(a) of said Employment Continuity Agreement are hereby modified and amended to provide that notwithstanding the terms of said agreement, the Executive's normal work week shall consist of a 3-1/2 day work week, running from Monday through approximately noon on Thursday of each week. The Executive understands and acknowledges, however, that it may be necessary, from time to time, to perform services on days and times outside the normal work week when necessary to meet customer needs or carry out the responsibilities of the Executive to the Company in serving as an Executive Officer of the Company.
     2. Paragraph 2(h) and Paragraph 3(b) of said agreement are hereby amended to provide that in consideration for the reduction in the normal work week, the Executive's annual compensation shall be reduced from Two Hundred Twenty Thousand Dollars ($220,000.00) to One Hundred Fifty Thousand Dollars ($150,000.00), annually, effective as of June 1, 1999.
     3. Paragraph 12 of said agreement is hereby amended to extend the term thereof for an additional twelve (12) months so that the agreement will extend for a period of forty-eight (48) months from March 31, 1998. The parties further acknowledge and agree that the Employment Continuity
Agreement shall thereupon terminate on March 31, 2002, without further notice or election by either party to the other.
     4. In all other respects, the terms and conditions of said Employment Continuity Agreement are hereby ratified, confirmed and continued in full force and effect.

                              CBI HOLDING COMPANY


                            By /s/ Edward M. George
                               -------------------------
                                  Its President


                              /s/ William E. Mildren Jr.
                              ---------------------------
                              WILLIAM E. MILDREN